Exhibit 99.3

DynCorp Management Resources Inc.

Financial statements
As of December 28, 2000 and December 30, 1999
Together with report of independent public accountants

Report of independent public accountants



To DynCorp:

We have audited the accompanying balance sheets of DynCorp Management Resources Inc. (the Company, a Virginia corporation) as of December 28, 2000 and December 30, 1999, and the related statements of operations, stockholder's deficit and cash flows for each of the two fiscal years in the period ended December 28, 2000, and the year ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of DynCorp Management Resources Inc. as of December 28, 2000 and December 30, 1999, and the results of its operations and its cash flows for each of the two fiscal years in the period ended December 28, 2000, and the year ended December 31, 1998, in conformity with accounting principles generally accepted in the United States.

Vienna, Virginia                                             ARTHUR ANDERSEN LLP

June 22, 2001

                        DynCorp Management Resources Inc.


                                Table of contents


   Balance sheets
     As of December 28, 2000 and December 30, 1999.............................1

   Statements of operations
     For the years ended December 28, 2000,
     December 30, 1999 and December 31, 1998...................................2

   Statements of stockholder's deficit
     For the years ended December 28, 2000,
     December 30, 1999 and December 31, 1998...................................3

   Statements of cash flows
     For the years ended December 28, 2000,
     December 30, 1999 and December 31, 1998...................................4

     Notes to financial statements.............................................5




                                    DynCorp Management Resources Inc.


                                    Balance sheets
                                    As of December 28, 2000 and December 30, 1999




                                                                                                        2000            1999
                                                                                                --------------    ---------------
                                  Assets
                                  Current assets:
                                     Cash                                                       $        3,666   $       1,166
                                     Accounts receivable                                             4,507,721       6,170,925
                                     Contracts in progress                                             268,814              --
                                                                                                --------------    ---------------
                                     Prepaid expenses and deposits                                      94,120          18,317
                                  Total current assets                                               4,874,321       6,190,408
                                  Property and equipment, net                                          275,921         258,686
                                  Goodwill, net                                                        712,500              --
                                                                                                --------------    ---------------
                                  Total assets                                                  $    5,862,742   $   6,449,094
                                                                                                ==============    ===============
                                  Liabilities and stockholder's deficit
                                  Current liabilities:
                                     Accounts payable                                           $    1,796,846   $   3,230,729
                                     Accrued payroll and taxes                                         641,325         385,181
                                                                                                --------------    ---------------
                                  Total current liabilities                                          2,438,171       3,615,910
                                  Advances from DynCorp                                              6,117,794       5,537,039
                                                                                                --------------    ---------------
                                  Total liabilities                                                  8,555,965       9,152,949
                                  Commitments and contingencies
                                  Stockholder's deficit:
                                     Common stock, par value $1.00 per share, authorized and
                                     issued 100 shares                                                     100             100
                                      Capital in excess of par                                         750,000              --
                                     Retained deficit                                               (3,443,323)     (2,703,955)
                                                                                                --------------    ---------------
                                  Total stockholder's deficit                                       (2,693,223)     (2,703,855)
                                                                                                --------------    ---------------
                                  Total liabilities and stockholder's deficit                   $    5,862,742   $   6,449,094

                                                                                                ==============    ===============


      The accompanying notes are an integral part of these balance sheets.

                                    DynCorp Management Resources Inc.


                                    Statements of operations
                                    For the years ended




                                                                            December 28,      December 30,      December 31,
                                                                                2000              1999              1998
                                                                           --------------   ---------------   ---------------
                                  Revenue                                  $    26,754,604  $    24,536,279   $    18,056,346
                                  Costs and expenses:
                                     Cost of services                           24,176,040       23,916,658        15,722,297
                                     Selling, general and administrative
                                     expenses                                    3,279,803        2,192,533         2,062,956
                                     Other expenses, net                            38,129            2,585            15,411
                                                                           --------------   ---------------   ---------------
                                  Total costs and expenses                      27,493,972       26,111,776        17,800,664
                                                                           --------------   ---------------   ---------------
                                  Net (loss) income                        $     (739,368)  $    (1,575,497)  $       255,682
                                                                           ===============  ===============   ===============


      The accompanying notes are an integral part of these balance sheets.

                                    DynCorp Management Resources Inc.


                                    Statements of stockholder's deficit
                                    For the years ended




                                                                                   Capital in       Retained      Stockholder's
                                                                   Common          excess of        deficit          deficit
                                                                   stock           par
                                                                   ----------    -------------      -----------   --------------
                                                                                 $
                     Balance, December 31, 1997                      $    100              --     $  (1,384,140)   $  (1,384,040)
                        Net income                                         --              --           255,682          255,682
                                                                   ----------    -------------      -----------   --------------
                     Balance, December 31, 1998                           100              --        (1,128,458)      (1,128,358)
                        Net loss                                           --              --        (1,575,497)      (1,575,497)
                                                                   ----------    -------------      -----------   --------------
                     Balance, December 30, 1999                           100              --        (2,703,955)      (2,703,855)
                         Purchase of minority interest                     --         750,000                --          750,000
                        Net loss                                           --              --          (739,368)        (739,368)
                                                                   ----------    -------------      -----------   --------------

                     Balance, December 28, 2000                      $    100    $    750,000     $  (3,443,323)   $  (2,693,223)
                                                                   ==========    =============      ============  ===============


      The accompanying notes are an integral part of these balance sheets.

                                    DynCorp Management Resources Inc.


                                    Statements of cash flows
                                    For the years ended




                                                                            December 28,      December 30,      December 31,
                                                                                2000              1999              1998
                                                                            ------------      ------------      -------------
                                  Cash flows from operating activities:
                                     Net (loss) income                     $     (739,368)  $   (1,575,497)  $       255,682
                                     Adjustments to reconcile net (loss)
                                     income to net cash used in
                                     operating activities-
                                       Depreciation                               146,543           57,387            20,046
                                       Changes in assets and liabilities:
                                         Decrease (increase) in accounts
                                         receivable                             1,663,204       (2,364,877)       (2,884,837)
                                         Increase in contracts in
                                         progress                                (268,814)              --                --
                                         (Increase) decrease in prepaid
                                         expenses and deposits                    (75,803)         (11,906)              784
                                         (Decrease) increase in
                                         accounts payable                      (1,433,883)       1,250,169         1,591,958
                                         Increase in accrued payroll
                                         and taxes                                256,144          167,211           192,138
                                                                              ------------      ------------      -------------
                                  Net cash used in operating activities          (451,977)      (2,477,513)         (824,229)
                                  Cash flows from investing activities:
                                     Purchases of property and equipment         (126,278)        (144,039)         (163,907)
                                  Cash flows from financing activities:
                                     Increase in advances from DynCorp            580,755        2,622,718           988,136
                                                                              ------------      ------------      -------------
                                  Net change in cash                                2,500            1,166                --
                                  Cash, beginning of period                         1,166               --                --
                                                                              ------------      ------------      -------------
                                  Cash, end of period                      $        3,666   $        1,166   $            --

      The accompanying notes are an integral part of these balance sheets.

                        DynCorp Management Resources Inc.


                          Notes to financial statements




          1.  The Company:

          DynCorp Management Resources Inc. (the Company or DMR) was formed on August 1, 1996 as a partnership between DynCorp and Capital Associates Inc. (CAI) (the Members), to pursue and perform contracts to furnish professional and technical services to state governments, to provide professional and technical services support to other organizations as approved by the Members, and to make investments in controlled affiliates with similar goals. On February 11, 2000, CAI transferred its 25% ownership interest in DMR to DynCorp and on June 28, 2000, terminated all existing agreements with DynCorp in relation to DMR. In consideration of the transfer and CAI releases, DynCorp paid CAI $750,000. DynCorp's acquisition of the CAI interest has been "pushed down" to the separate financial statements of DMR.

          2.  Summary of significant accounting policies:

          Contract accounting

          Contracts in process are stated at the lower of actual cost incurred plus accrued profits or net estimated realizable value of incurred costs. The Company records income from major fixed-price contracts, extending over more than one accounting period, using the percentage-of-completion method. During performance of such contracts, estimated final contract prices and costs are periodically reviewed and revisions are made as required. The effects of these revisions are included in the periods in which the revisions are made. On time-and-material contracts, revenue is recognized to the extent of billable rates times hours delivered plus material and other reimbursable costs incurred. Losses on contracts are recognized when they become known. Disputes arise in the normal course of the Company's business on projects where the Company is contesting with customers for collection of funds because of events such as delays, changes in contract specifications and questions of cost allowability or collectibility. Such disputes, whether claims or unapproved change orders in the process of negotiation, are recorded at the lesser of their estimated net realizable value or actual costs incurred, and only when realization is probable and can be reliably estimated. Claims against the Company are recognized where loss is considered probable and reasonably determinable in amount.

          The Company derived 60, 63, and 69 percent of its revenues from a contract with the state of Connecticut in 2000, 1999, and 1998, respectively. In 1998, the Company's second largest customer was the state of Virginia, comprising 19 percent of revenue. No other customer accounted for more than 10 percent of revenues in any year. The Connecticut contract is scheduled to be completed on July 31, 2001. The Company is currently in negotiations with the state of Connecticut to extend the contract, and the Company anticipates such a modification prior to July 31, 2001. Failure to successfully extend the term of the contract could have a material impact on the Company's financial position and results of operations.

          Relationship with DynCorp

          DMR is a  controlled,  consolidated  subsidiary  of  DynCorp.  DynCorp provides substantial corporate support required by the Company, including, but not limited to, in-house legal, financial, treasury, insurance management, management information systems, tax, internal audit, and human resources and benefits services. Accordingly, DMR is subject to an allocated general and administrative costs from DynCorp. The Company was allocated $251,410, $208,810, and $203,218 from DynCorp in 2000, 1999, and 1998, respectively, included in selling, general and administrative expenses on the accompanying statements of operations. Additionally, certain DynCorp shared service center allocations to DMR are included in selling, general and administrative expenses on the accompanying statements of operations.

          DMR's employees participate in DynCorp's Saving and Retirement Plan and Capital Accumulation and Retirement Plan (collectively, the Savings Plans) which were established effective January 1, 2001, and which replaced DynCorp's former Savings and Retirement Plan. Prior to this date, DMR employees participated in DynCorp's former Savings and Retirement Plan. Upon DynCorp's purchase of CAI's interest in DMR (see
          Note 1), DMR's employees also began participating in DynCorp's former Employee Stock Ownership Plan (ESOP), which was merged into the Savings Plans effective January 1, 2001.

          The Company has not generated positive cash flows from operations since inception. The Company historically has required additional cash advances for working capital purposes from DynCorp and will likely require such funding in the future. DynCorp intends to continue funding the working capital requirements of the Company unless the proposed Agreement and Plan of Reorganization dated April 25, 2001, among DynCorp and TekInsight.com, Inc. (TekInsight) is consummated (see note 7). The proposed merger of the Company with TekInsight will eliminate the need for this parent company support. However, as discussed in note 7, the merger is contingent upon the combined company securing a firm irrevocable financing commitment under which at least $20 million of financing will be available to the combined entity following the merger.

          Accounts receivable

          It is the Company's policy to provide reserves for the collectibility of accounts receivable when it is determined that it is probable that the Company will not collect all amounts due and the amount of the reserve requirement can be reasonably estimated.

          Property and equipment

                                               December 28,      December 30,
                                                   2000              1999
                                               -------------     -------------
          Furniture and fixtures                $     87,638      $     48,396
          Computers and peripherals                  376,542           289,506
                                               -------------     -------------
                                                     464,180           337,902
          Accumulated depreciation                  (188,259)         (79,216)
                                               -------------     -------------
                                                $    275,921      $    258,686
                                               =============     =============

          The Company computes depreciation using the straight-line method. The estimated useful lives used in computing depreciation are computers and peripherals, 5 years; and furniture and fixtures, 10 years. Depreciation expense was $109,043 for 2000, $57,387 for 1999, and $20,046 for 1998.

          Cost of property and equipment sold or retired and the related accumulated depreciation or amortization is removed from the accounts in the year of disposal, and any gains or losses are reflected in the statements of operations. Expenditures for maintenance and repairs are charged to expense as incurred, and major additions and improvements are capitalized.

          Goodwill, net

          Goodwill resulted from DynCorp's buyout of CAI's minority interest in DMR (see note 1). Goodwill is amortized on a straight-line basis over 10 years and is shown net of accumulated amortization of $37,500 at December 28, 2000.

          Impairment of long-lived assets

          Long-lived assets, including goodwill, are reviewed for impairment whenever events or changes in circumstances, such as declines in sales, earnings, or cash flows or material adverse changes in the business climate, indicate that the carrying amount of an asset may not be recoverable. DMR assesses the recoverability of the cost of the asset based on a review of projected undiscounted cash flows. In the event an impairment loss is identified, it is recognized based on the amount by which the carrying value exceeds the fair market value of the long-lived asset.

          Fair value of financial instruments

          The  carrying   amount  of  the  Company's   assets  and   liabilities
          approximates the fair value due to their short maturities.

          Recently issued accounting standards

          In June 1998, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 133, "Accounting for Derivative Instruments and Hedging Activities," which was amended by SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities - an Amendment of FASB Statement No. 133." SFAS No. 133 requires that all derivative instruments be recorded on the balance sheet at their fair value. Changes in the fair value of derivatives are recorded each period in current earnings or other comprehensive income based on the guidelines stipulated in SFAS No. 133. The Company adopted the provisions of SFAS No.133 and SFAS No. 138 on January 1, 2001. Because the Company does not use derivatives, the Company does not expect that the adoption of this new standard will have a material impact on its future results of operations, financial condition or cash flows.

          Accounting estimates

          The preparation of financial statements in accordance with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from these estimates.

          Fiscal year change

          Effective in 1999, the Company's fiscal year became the 52- or 53-week period ending the last Thursday in December. Previously, the Company's fiscal year coincided with the calendar year end.

          3. Accounts receivable:

          The components of accounts receivable were as follows as of December 28, 2000 and December 30, 1999:

                                                      2000          1999
                                                   -----------    ------------
          Billed                                   $   906,368   $ 2,419,314
          Unbilled                                   3,601,353     3,751,611
                                                   -----------    ------------
          Total                                    $ 4,507,721   $ 6,170,925
                                                   ===========    ============

          Unbilled receivables include amounts earned and contractually billable at year-end, but which were not billed because customer invoices had not yet been prepared at year-end. It is expected that all amounts outstanding at December 28, 2000 will be collected within one year. The Company recorded $68,083 of bad debt expense in 2000, which is included in division G&A on the accompanying statements of operations. No allowance for doubtful accounts has been established as of December 28, 2000 or December 30, 1999.

          4. Accrued payroll and taxes:

          The components of accrued payroll and taxes were as follows as of December 28, 2000 and December 30, 1999:

                                                         2000          1999
                                                   ------------  ------------
          Employee payroll deductions              $     99,477  $     42,541
          Employer's payroll liabilities                465,941       316,808
          Accrued gross receipts tax                     75,907        25,832
                                                   ------------  ------------
                                                   $    641,325  $    385,181
                                                   ============  ============

          5. Income taxes:

          Until 2000 when CAI transferred its ownership interest in DMR to DynCorp, DMR was taxed as a partnership and was therefore not subject to Federal or state income taxes. All items of income and expense of the Company were allocable to and reportable by the Members in their respective Federal and state income tax returns. Accordingly, no provision is made in the accompanying financial statements for Federal or state income taxes in 1998 or fiscal year 1999.

          Upon DynCorp's purchase of CAI's interest in the partnership in fiscal year 2000, DMR became an entity subject to Federal and state income taxes. Upon the change in the Company's tax status, the Company recognized the cumulative effect of all temporary differences between the book and tax bases of its assets and liabilities. DMR files its income tax returns as a member of the DynCorp consolidated tax return. The consolidated amount of current and deferred tax expense is allocated to the members of the consolidated group based on each member's taxable income and differences between the financial statement carrying amounts and the tax bases of each member's existing assets and liabilities. These financial statements have been prepared under the "separate return" method reflecting the Company's allocation of tax expense based on what the Company's current and deferred tax expense would have been had the Company filed a separate tax return. As a result of net operating losses in the period in which the Company was a taxable entity, no current provision is made in the accompanying financial statements for Federal income taxes in fiscal year 2000. Any Federal tax benefit for net operating loss carry-back or carry-forwards will be available to DynCorp as part of the DynCorp consolidated Federal income tax return. Deferred tax assets, including net operating loss carryforwards, have been fully reserved due to uncertainty of future taxable income.

          Deferred tax (liabilities) assets are comprised of the following as of December 28, 2000:

          Depreciation and amortization                          $    (8,918)
          Accrued vacation                                            75,532
          Contracts in progress                                      (83,885)
          Net operating loss carryforwards                           422,535
          Valuation allowance                                       (405,264)
                                                                 ------------
          Net deferred tax liability                             $        --

          The 2000 tax provision differs from the amount obtained by applying the statutory U.S. Federal income tax rate to the loss before income taxes. The difference is reconciled as follows:

          Expected Federal income tax benefit                                             $  (251,385)
          State and local income taxes, net of Federal income tax benefit                     (29,575)
          Special tax benefit from transition to taxable status                              (137,335)
          Other                                                                                13,031
          Valuation allowance                                                                 405,264
                                                                                          ------------
          Tax provision                                                                   $        --


          6. Commitments and contingencies:

          Under its contracts, the Company permits various state and local agencies to audit or investigate its books and records related to claims, disputes and other allegations regarding business practices. In management's opinion, there are no outstanding issues of this nature at December 28, 2000 that will have a material adverse effect on the Company's financial condition, results of operations, or liquidity.

          7. Subsequent events:

          On April 25, 2001, DynCorp and DMR signed an Agreement and Plan of Reorganization whereby DMR will merge into a subsidiary of TekInsight.Com, Inc. (TekInsight), a publicly held company. The merger is contingent upon approval of the transaction by TekInsight's stockholders and other conditions, including the ability of TekInsight to obtain at least $20 million of third-party financing, on terms and conditions acceptable to DynCorp to support the operations of the combined organization. Closing is scheduled to occur in the third quarter of 2001. As merger consideration, the Company would become a 40 percent owner of TekInsight.

          On June 1, 2001, DMR commenced performance on a 3-year, fixed-price contract to provide non-emergency transportation coordination and management services to a state government on a statewide basis. During the first 4 days of operation, the Company experienced customer call volume through its call center that was significantly higher than the state's estimate and at a level that could not be efficiently handled by the Company's personnel resulting on June 7, 2001 in the issuance of a state breach notice. After negotiations with the state, an amendment to the contract was executed June 14, 2001 permitting the company to stagger the phase-in of its services throughout the state. This had the effect of curing the breach notice. The Company believes that the high call volume resulted from a state letter to all transportation users that erroneously asked all participants (not just those desiring to arrange transportation) to contact the Company's call center. The Company has increased staffing and is considering alternatives under the contract for recovering any increased costs resulting from the incident. At this time, management is unable to determine the long-term impact of these events on the contracts' profitability due to the lack of experience and information including the inability to determine the normal average daily call volume.